Exhibit 10.4

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is made as of the 24th day of January, 2023, by CHAPEL DRIVE EAST, LLC, a Delaware limited liability company, having an address at c/o Charles Street Partners, 1331 17th Street, Suite M-100, Denver, Colorado 80202 (“Borrower”) and JASON POLLACK, an individual, having an address at 4408 West 34th Avenue, Denver, Colorado 80212, FRANK DELLAGLIO, an individual, having an address at 11 Stoney Brook Road, Sherborn, Massachusetts 01770, and ACRES REALTY FUNDING, INC., a Delaware corporation, having an address at 390 RXR Plaza, Uniondale, New York 11556 (“ACRES”, together with Jason Pollack and Frank Dellaglio, individually or collectively, as the context may require, “Principal”; Borrower and Principal being referred to individually and collectively, as the context indicates, as “Indemnitor”), jointly and severally, in favor of OCEANVIEW LIFE AND ANNUITY COMPANY, an Alabama corporation (together with its successors and assigns, “Indemnitee”), having an address at c/o Oceanview Asset Management, 142 West 57th Street, 3rd Floor, New York, New York 10019, and for the benefit of the other Indemnified Parties (defined below).

RECITALS:

WHEREAS, reference is made to that certain Building Loan Agreement of even date herewith between Borrower and Indemnitee (as the same may be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition shall have the respective meanings attributed thereto in the Loan Agreement);

WHEREAS, Indemnitee is not willing to make the Loan, or otherwise extend credit, to Borrower unless Indemnitor agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties;

WHEREAS, Principal is the owner of a direct or indirect interest in Borrower, and Principal will directly benefit from Borrower obtaining the Loan; and

WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

NOW, THEREFORE, as an inducement to Indemnitee to make the Loan to Borrower, and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Indemnitor hereby jointly and severally represents, warrants, covenants and agrees for the benefit of Indemnitee and each of the Indemnified Parties as follows:

1.
Environmental Representations and Warranties. Indemnitor hereby represents and warrants that, to Indemnitor’s Actual Knowledge as of the date set forth above, except as otherwise disclosed by that certain Phase I environmental report (together with all supplements thereto and/or Phase II environmental reports, if any, required by Indemnitee) with respect to the Property prepared at the direction of Indemnitee in connection with the origination of the Loan (hereinafter referred to as the “Environmental Report”):
(a)
there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, or known to be migrating to or from the Property, in each case except those that are both (i) in compliance with all Environmental Laws (defined below) and with any permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing pursuant to the Environmental Report;
(b)
there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, or under the Property in violation of Environmental Law, or known to be migrating to or from the Property in violation of Environmental Law, in each case which have not been fully remediated in accordance with Environmental Law;
(c)
Indemnitor does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to any threat of any Release of Hazardous Substances, whether in, on, under, or known to be migrating to or from the Property;
(d)
there is no past or present non-compliance with Environmental Laws, or with any permits issued pursuant thereto, in connection with the Property which has not been fully remediated in accordance with Environmental Law;
(e)
Indemnitor does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Substances or Remediation (defined below) thereof, of possible liability of any Person pursuant to any Environmental Law in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and
(f)
Indemnitor has truthfully disclosed to Indemnitee, in writing, any and all information relating to conditions in, on, under or from the Property that is known to Indemnitor and has provided to Indemnitee all information that is contained in files and records of Indemnitor, including but not limited to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.
2.
Environmental Covenants. Indemnitor covenants and agrees and warrants as follows:
(a)
all uses and operations on or of the Property by Indemnitor shall be in compliance with all Environmental Laws and any permits issued pursuant thereto and Indemnitor shall use commercially reasonable efforts to ensure that all uses by any Tenant or any other Person are in compliance with all Environmental Laws and any permits issued pursuant thereto;
(b)
there shall be no Releases of Hazardous Substances in, on, under or from the Property, except those that are both (i) in compliance with all Environmental Laws and with any permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing;
(c)
except for Hazardous Substances used in compliance with all Environmental Laws and in the ordinary course of business, there shall be no Hazardous Substances in, on, or under the Property,

except those that are both (i) in compliance with all Environmental Laws and with any permits issued pursuant thereto, if such permits are required pursuant to Environmental Laws, and (ii) fully disclosed to Indemnitee in writing;
(d)
subject to the contest rights afforded to Indemnitor under the Loan Documents, Indemnitor shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other Person (the “Environmental Liens”);
(e)
Indemnitor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities required pursuant to Paragraph 3 of this Agreement, including, but not limited to, providing all relevant information in Indemnitor’s possession or reasonably attainable by Indemnitor and making knowledgeable persons available for interviews;
(f)
Indemnitor shall, at its sole cost and expense, pursuant to any written request of Indemnitee (i) based upon facts giving rise to a reasonable suspicion of a violation of Environmental Laws of a required Remediation, or of a Release, and/or (ii) during the continuance of an Event of Default, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Indemnitee (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Indemnitee the reports and other results thereof, and Indemnitee and the other the Indemnified Parties shall be entitled to rely on such reports and other results thereof;
(g)
Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate Remediation of any condition (including, but not limited to, a Release of a Hazardous Substance) in, on, under or from the Property; (ii) comply with any Environmental Law; and (iii) comply with any directive from any Governmental Authority;
(h)
Indemnitor shall not do, or allow any tenant or other user of the Property to do, any act that materially increases the dangers to human health or the environment, or is contrary to any requirement of any insurer; and
(i)
Indemnitor shall promptly notify Indemnitee in writing upon its becoming aware of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property in violation of Environmental Law; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any Remediation of environmental conditions relating to the Property required under Environmental Laws; and (E) any written or oral notice or other communication of which any Indemnitor becomes aware from any reasonably credible source whatsoever (including, but not limited to, a Governmental Authority) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement.
3.
Indemnified Rights/Cooperation and Access. In the event that Indemnitee has a reasonable basis to believe that a violation of Environmental Law has occurred or that a Release exists on the

Property that, in the sole judgment of Indemnitee, does not either endanger any tenants or other occupants of the Property or their guests or the general public, or materially and adversely affect the value of the Property, upon reasonable notice to Indemnitor, Indemnitor shall, at Indemnitor’s expense, promptly cause an engineer or consultant satisfactory to Indemnitee to conduct an environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of Indemnitee) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Indemnitee, cause such engineer or consultant to promptly deliver to Indemnitee the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Indemnitee within a reasonable period or if Indemnitee has a reasonable basis to believe that a violation of Environmental Law has occurred or that a Release exists on the Property that, in the sole judgment of Indemnitee, endangers any tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable notice to Borrower, Indemnitee and any other Person designated by Indemnitee (including, but not limited to, any receiver, any representative of a Governmental Authority and any environmental consultant) shall have the right, but not the obligation, to enter upon the Property at all reasonable times (subject to rights of tenants, if any) to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of Indemnitee) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing, all at the sole cost and expense of Indemnitor. Indemnitor shall cooperate with and provide Indemnitee and any such Persons designated by Indemnitee with access to the Property.
4.
Indemnification. Subject to the terms hereof, Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold the Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by Indemnitor, any Affiliate of Indemnitor, and any tenant or other user of the Property in connection with any actual or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Indemnitor, any Affiliate of Indemnitor, and any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Laws (or any permits issued pursuant to any Environmental Law) by Indemnitor, any Affiliate of Indemnitor, or any tenant or other user of the Property in connection with the Property or operations thereon, including, but not limited to, any failure by Indemnitor, any Affiliate of Indemnitor, and any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property caused by Hazardous Substances or a violation of Environmental Law, including, but not limited to, costs to investigate and assess such injury, destruction or loss; (i) any acts of Indemnitor, any Affiliate of Indemnitor, and any tenant or other invitee of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing Hazardous Substances in violation of any Environmental Law; (j) any acts of Indemnitor, any Affiliate of any Indemnitor, and any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death resulting from an environmental condition at the Property, or property or other damage arising under any statutory or common law or tort law theory, including, but not limited to, damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and (l) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations related to Environmental Laws and/or Hazardous Substances, whether pursuant to this Agreement, the Loan Agreement or the Mortgage. Notwithstanding the foregoing or anything to the contrary herein, Indemnitor shall not have any indemnification obligations or liabilities to Indemnitee under this Agreement with respect to any claim, loss, damage, cost, expense or liability that has been adjudicated as final (and is not subject to appeal) to arise solely out of, or that Indemnitor can prove to the reasonable satisfaction of Indemnitee arose solely out of, Hazardous Substances in, on, under or about the Property (a) that were (i) not present prior to the date that Indemnitee or its nominee acquired title to the Property (and in no event resulting from or relating to a condition existing or which may have existed prior to the date that Indemnitee or its nominee acquired title to the Property), whether by foreclosure, exercise of power of sale, acceptance of a deed-in-lieu of foreclosure, or otherwise or (ii) due to Indemnitee’s willful misconduct or gross negligence, and (b) that were not the result of any act or negligence of Indemnitor or any of Indemnitor’s affiliates, agents or contractors.
5.
Duty to Defend and Attorneys and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitor shall defend such Indemnified Party (if requested by such Indemnified Party, in the name of such Indemnified Party) by attorneys and other professionals reasonably approved by Indemnitee (on behalf of the Indemnified Parties). Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of the Indemnified Parties, upon the occurrence and during the continuance of an Event of Default, their attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without Indemnitor’s consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable out of pocket fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

6.
Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Actual Knowledge” means the actual (as opposed to imputed or constructive) present knowledge of such party.

“Environmental Diminution in Value” means the diminution in value of the Property (if any) due solely to an Environmental Event (as defined below) after giving effect to all Remediation reasonably required to cause the Property to be in compliance with Environmental Laws as determined by a court of competent jurisdiction in a non-appealable judgment, order and/or decision; provided, however, that such diminution in value (i) shall (notwithstanding the other terms of this Agreement) only be calculated after the exercise of all of Indemnitee’s remedies under the other Loan Documents relating to the Borrower’s interests in Property and any other collateral related to the Property securing the Loan (collectively, the “Collateral”) (including, without limitation, the foreclosure of the Mortgage (or acceptance of an assignment in lieu of foreclosure) and the subsequent sale or other disposition to a third party of all other collateral related to the Property and application of all funds received by Lender to the Obligations), (ii) shall be expressly limited to the negative difference (if any) between the amount of the Obligations and the amount recovered by Indemnitee (for the benefit of Lender) after Indemnitee’s completion of the exercise of all Indemnitee’s remedies under the other Loan Documents as described in the preceding clause (i), and (iii) shall not include any decrease in value due to changes in market conditions or any other matter that is not an Environmental Event. As used in this definition, the term “Environmental Event” shall mean an event for which Indemnitor is liable to any Indemnified Party in accordance with the terms of Section 4 of this Agreement

“Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances and/or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act; and those relating to Lead Based Paint. The term “Environmental Laws” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such property; imposing conditions or requirements in connection with permits or other authorization for lawful activity related to Hazardous Substances and/or the Remediation of Hazardous Substances; relating to nuisance, trespass or other causes of action related to the Property in connection with any Hazardous Substances and/or the Remediation of Hazardous Substances; and relating to wrongful death, personal injury or property or other damage in connection with Hazardous Substances and/or the Remediation of Hazardous Substances.

“Hazardous Substances” includes, but is not limited to, any and all substances (whether solid, liquid or gas) defined, listed or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present or future Environmental Laws, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, Lead Based Paint and Toxic Mold, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Property for the purposes of cleaning or other maintenance operations and otherwise in compliance with all Environmental Law.

“Indemnified Parties” includes Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan (including, without limitation, any Servicer), any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors (defined below), as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires, or will have held, a participation or other full or partial interest in the Loan, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business).

“Investors” means, individually and collectively, any purchaser, transferee, assignee, pledgee, servicer, participant, co-lender or investor of, or in, the Loan or the Securities or any interest(s) therein.

“Lead Based Paint” means paint containing more than 0.5% lead by dry weight.

“Legal Action” means any claim, suit, action or proceeding, whether administrative or judicial in nature.

“Losses” includes any actual out-of-pocket losses, damages, Environmental Diminution in Value of the Property, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable consequential damages, reasonable litigation costs, reasonable attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards, but expressly excluding (i) diminution in value of the Property (other than Environmental Diminution in Value), and (ii) punitive, exemplary or special damages, and any consequential damages to the extent the same are unforeseeable, except to the extent awarded against an Indemnified Party.

“Release” includes, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances in violation of applicable Environmental Law.

“Remediation” includes, but is not limited to, any response, remedial, removal, or corrective action with respect to any Hazardous Substance; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto relating to the Property; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances.

“Toxic Mold” means any fungus or living substance that reproduces through the release of spores or the splitting of cells or other means, which substance that may pose a risk to human health or the environment or negatively affect the value of the Property, including, but not limited to, mold, mildew, fungi, fungal spores, fragments and metabolites such as mycotoxins and microbial volatile organic compounds.

7.
Unimpaired Liability. Except as provided herein to the contrary, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Mortgage or any other Loan Document to or with Indemnitee by Borrower or any Person who succeeds Borrower (or its successor) as owner of the Property. In addition, except as provided herein to the contrary, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (a) any extensions of time for performance required by the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents, (b) any sale or transfer of all or part of the Property, subject to Section 9 below, (c) any exculpatory provision in the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents limiting Indemnitee’s recourse to the Property or to any other security for the Note, or limiting Indemnitee’s rights to a deficiency judgment against Indemnitor, (d) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under this Agreement, the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents, (e) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, Indemnitee’s voluntary act, or otherwise, (f) the release or substitution in whole or in part of any security for the Note, or (g) Indemnitee’s failure to record the Mortgage or file any UCC financing statements (or Indemnitee’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

8.
Enforcement. The Indemnified Parties may enforce the obligations of Indemnitor without first resorting to, or exhausting any security or collateral under, or without first having recourse pursuant to, the Note, the Loan Agreement, the Mortgage or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale (to the extent permitted by Legal Requirements) under, the Mortgage, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the debt of Indemnitor pursuant to the Loan, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the debt of Indemnitor pursuant to the Loan, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred for the Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement; each Indemnitor is fully liable for such obligations, joint and several with each other Indemnitor, without the benefit of any exculpatory provisions, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.
9.
Survival. The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage. Notwithstanding the foregoing, in the event that (i) the Debt is paid in full in accordance with the terms of the Loan Agreement, (ii) Indemnitor delivers to Indemnitee a current Phase I environmental site assessment with respect to the Property (and a follow up Phase II environmental assessment report if required by the Phase I), which concludes, as determined by Indemnitee in its reasonable discretion, that (A) there are no Hazardous Substances or evidence of underground storage tanks in or under the Property except those that are both (x) in compliance with all Environmental Laws and with any permits required to be issued pursuant thereto and (y) fully disclosed to Lender in writing pursuant to such environmental report, (B) there are no past or present Releases of Hazardous Substances in, on, under or from the Property which have not been fully remediated in accordance with Environmental Laws and (C) there is no present non-compliance with Environmental Laws, or with any permits issued pursuant thereto, in connection with the applicable Property which has not been fully remediated in accordance with Environmental Laws, together with such other information or investigations as Indemnitee may require in its reasonable discretion, (iii) no Event of Default exists and is continuing under this Agreement or under any of the other Loan Documents, (iv) Indemnitee has not exercised any of its remedies under the Mortgage to obtain an entry of a judgment of foreclosure, exercise any power of sale, or obtain delivery of a deed‑in‑lieu of foreclosure of the Mortgage, (v) there has been no change in any Environmental Law or other Legal Requirement the effect of which would be to make a lender/mortgagee liable with respect to any condition or matter for which the Indemnified Parties are entitled to be indemnified notwithstanding the fact that the Indebtedness was repaid in full, and (vi) as of the date of determination, all of the representations and warranties contained under this Agreement and in any of the other Loan Documents with respect to Hazardous Substances and Environmental Laws are true and correct with respect to the Property to the extent such representations and warranties are not matters which by their nature can no longer be true and correct as a result of the passage of time or to the extent the same are contradicted by information in the Phase I report (or Phase II report) delivered pursuant to this Section 9, as determined by Indemnitee in its commercially reasonable discretion, then Indemnitor shall be released from its obligations set forth herein solely with respect to such Property on the third (3rd) anniversary of the date on which items (i)-(vi) above are satisfied with respect to the Property.
10.
Interest. Any amounts payable by Indemnitor to any Indemnified Parties under this Agreement shall become immediately due and payable on written demand and, if not paid within ten (10) days of such demand therefor, shall bear interest at the lesser of (a) the Default Rate or (b) the Maximum Legal Rate which Indemnitor may by law pay or the Indemnified Parties may charge and collect, from the date payment was due, provided that the foregoing shall be subject to the provisions of Article 4 of the Note.
11.
Waivers. (a) Indemnitor hereby waives, to the extent allowed under applicable law (i) any right or claim of right to cause a marshaling of Indemnitor’s assets or to cause Indemnitee or the other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or the other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or the other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or, except as provided in any Loan Agreement to the contrary, notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.

(b) INDEMNITOR AND, BY ITS ACCEPTANCE HEREOF, INDEMNITEE, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.

12.
Subrogation. Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost. The Indemnified Parties shall be and hereby are subrogated to all of Indemnitor’s rights now or hereafter in such claims.

13.
Indemnitor’s Additional Representations and Warranties. Indemnitor further represents and warrants that:
(a)
it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms (subject to principles of equity, bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations);
(b)
its execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Property is subject;
(c)
to Indemnitor’s Actual Knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, has or is reasonably likely to have a Material Adverse Effect (or, if determined adversely to Indemnitor, would result in a breach of Section 3.6(d) of the Guaranty), or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;
(d)
it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;
(e)
to Indemnitor’s Actual Knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and
(f)
this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof (subject to principles of equity, bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations).
14.
No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.
15.
Notice of Legal Actions. Each party hereto shall, within five (5) Business Days of receipt thereof, give written notice to the other party hereto of (a) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (b) any Legal Action brought against such party or related to the Property, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 19 hereof.

16.
Intentionally Omitted.
17.
Transfer of Loan. Indemnitee may, at any time, sell, transfer or assign the Note, the Loan Agreement, the Mortgage, this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or include the Loan in a Secondary Market Transaction. Indemnitee may forward to each Investor and each prospective Investor, all documents and information which Indemnitee now has or may hereafter acquire relating to Indemnitor and the Property, whether furnished by Indemnitor or otherwise, as Indemnitee determines necessary or desirable. Indemnitor agrees to cooperate with Indemnitee in connection with any transfer made pursuant to this Section 17, including, without limitation, the delivery of an estoppel certificate and such other documents as may be reasonably requested by Indemnitee. Indemnitor shall also furnish, and Indemnitor hereby consents to Indemnitee furnishing to such Investors or such prospective Investors, any and all information concerning the financial condition of the Indemnitor and any and all information concerning the Property and the Leases as may be requested by Indemnitee, any Investor or any prospective Investor in connection with any sale, transfer or participation interest; provided, however, in no event shall Indemnitee, any Investor or any prospective Investor request or ACRES be required to furnish or cause to be furnished any audited financial statements or any tax returns of ACRES.
18.
Intentionally Omitted.
19.
Notices. All notices, consents, approvals and requests made, required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided for in this Section 19):

Indemnitor: Chapel Drive East, LLC
c/o Charles Street Partners
1331 17th Street, Suite M-100
Denver, Colorado 80202
Attention: Jason Pollack

Jason Pollack
4408 West 34th Avenue
Denver, Colorado 80212

Frank Dellaglio
11 Stoney Brook Road
Sherborn, Massachusetts 01770

ACRES Realty Funding, Inc.
c/o ACRES Capital, LLC
390 RXR Plaza
Uniondale, New York 11556
Attention: Jaclyn A. Jesberger, General Counsel

And to: Greenberg Traurig, LLP
One International Place
Boston, Massachusetts 02110
Attn: Dina E. Conlin

Murland Dainoff LLC
651 E. Township Line Road, #1055
Blue Bell, PA 19422
Attn: Brian L. Murland

Indemnitee: Oceanview Life and Annuity Company
Attention: Matthew Philip
c/o Oceanview Asset Management
142 West 57th Street, 3rd Floor
New York, New York 10019

Oceanview Life and Annuity Company
Attention: Marnie Adams
c/o Oceanview Asset Management
142 West 57th Street, 3rd Floor
New York, New York 10019

And to: Cadwalader, Wickersham & Taft LLP
650 South Tryon Street
Charlotte, North Carolina 28202
Attention: Christopher Dickson, Esq.

20.
Duplicate Originals; Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall (upon execution and delivery by each party) constitute a single instrument. This Agreement will become effective only when all parties to this Agreement have executed a counterpart hereof. A photocopied, scanned, telecopied, or other electronic signature of any party to this Agreement shall have the same force and effect as an original signature for all purposes.
21.
No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

22.
Headings, Etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
23.
Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Indemnitee or otherwise in accordance with the Loan Documents. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of the Indemnified Parties and their respective successors and assigns forever.
24.
Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.
25.
Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Mortgage, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.
26.
Inapplicable Provisions. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.
27.
Governing Law.
(a)
THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, PURSUANT TO SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. TO THE FULLEST EXTENT PERMITTED BY LAW, INDEMNITOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND/OR THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT AND/OR THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE

STATE OF NEW YORK PURSUANT TO SECTION 5.1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b)
ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST INDEMNITEE OR INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT INDEMNITEE’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE COUNTY AND STATE OF NEW YORK, PURSUANT TO SECTION 5‑1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND INDEMNITOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. INDEMNITOR DOES HEREBY DESIGNATE AND APPOINT:

United Corporate Services, Inc.
10 Bank Street, Suite 560
White Plains, New York 10606

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO INDEMNITOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON INDEMNITOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. INDEMNITOR (I) SHALL GIVE PROMPT NOTICE TO INDEMNITEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

28.
Operations and Maintenance Programs. If recommended by the Environmental Report or any other environmental assessment or audit of the Property (including, without limitation, any assessment or audit performed after the date hereof), Indemnitor shall establish and comply with an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Indemnitee, prepared by an environmental consultant reasonably acceptable to Indemnitee, which program shall address any asbestos-containing material or Lead Based Paint that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, Indemnitee may require (a) periodic notices or reports to Indemnitee in form, substance and at such intervals as Indemnitee may specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (c) at Indemnitor’s sole expense, supplemental examination of the Property by consultants specified by Indemnitee, (d) access to the Property by Indemnitee, its agents or servicer, to review and assess the environmental condition of the Property and Indemnitor’s compliance with any operations and maintenance program and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants. Indemnitor’s failure to comply with the foregoing provisions of this Section within thirty (30) days of notice from Indemnitee shall, at Indemnitee’s option, constitute an Event of Default. As of the date of this Agreement, Indemnitor acknowledges that an operations and maintenance program is not required.
29.
Miscellaneous. (a) Wherever pursuant to this Agreement (i) Indemnitee exercises any right given to it approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.
(b)
Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, subject to the terms hereof, such costs and expenses shall include, but not be limited to, reasonable out-of-pocket legal fees and disbursements of Indemnitee, incurred for retained outside law firms but shall exclude the expenses of the in-house staff.
(c)
Jason Pollack hereby represents and warrants that he is a resident of the State of Colorado and that his primary domicile is in the State of Colorado. Jason Pollack shall not change his State of residence and/or primary domicile to a State that is a community property jurisdiction unless (i) if he is married at the time, he first (A) provides Indemnitee at least ten (10) Business Days prior written notice thereof, and (B) causes his spouse to execute and deliver to Indemnitee a spousal consent with respect to this Agreement (which spousal consent shall be in form and substance satisfactory to Indemnitee) (a “Spousal Consent”), and (ii) if he is not married at the time and subsequently marries, or if he enters into a new marriage, at any time when he is a resident (and/or has a primary domicile) in a community property jurisdiction, he causes his spouse to execute and deliver to Lender a Spousal Consent within ten (10) days after the occurrence of any such marriage. Jason Pollack’s failure to comply with any of the foregoing within five (5) Business Days of written notice from Indemnitee, shall, at Indemnitee’s option, constitute an “Event of Default” hereunder and under the Loan Agreement.
(d)
Frank Dellaglio hereby represents and warrants that he is a resident of the Commonwealth of Massachusetts and that his primary domicile is in the Commonwealth of Massachusetts. Frank Dellaglio shall not change his State of residence and/or primary domicile to a State that is a community property jurisdiction unless (i) if he is married at the time, he first (A) provides Indemnitee at least ten (10) Business Days prior written notice thereof and (B) causes his spouse to execute and deliver to Indemnitee a Spousal Consent and (ii) if he is not married at the time and subsequently marries, or if he enters into a new marriage, at any time when he is a resident (and/or has a primary domicile) in a community property jurisdiction, he causes his spouse to execute and deliver to Indemnitee a Spousal Consent within ten (10) days after the occurrence of any such marriage. Frank Dellaglio’s failure to comply with any of the foregoing within five (5) Business

Days of written notice from Indemnitee, shall, at Indemnitee’s option, constitute an “Event of Default” hereunder and under the Loan Agreement.
30.
Limitation on Liability. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, other than with respect to Principal, no present or future, direct or indirect, shareholder, officer, director, employee, trustee, beneficiary, advisor, partner, member, principal, participant or agent of or in (a) Borrower or (b) any person or entity that is or becomes a “Constituent Member” in Borrower (other than Principal) shall have any personal liability, directly or indirectly, under or in connection with this Agreement, or any amendment or amendments hereto made at any time or times, heretofore or hereafter, and each of the Indemnified Parties on behalf of itself and each of its successors and assigns, hereby waives any and all such personal liability. A “Constituent Member” in Borrower shall mean any direct shareholder, member or partner in Borrower and any person or entity that, directly or indirectly through one or more other partnerships, limited liability companies, corporations or other entities, owns an interest in Borrower. For purposes of this Agreement, neither the negative capital account of any Constituent Member in Borrower, nor any obligation of any Constituent Member in Borrower to restore a negative capital account or to contribute or loan capital to Borrower or to any other Constituent Member in Borrower shall at any time be deemed to be the property or an asset of such Indemnitor (or any such other Constituent Member) and neither the Indemnified Parties nor any of their respective successors or assigns shall have any right to collect, enforce or proceed against any Constituent Member with respect to any such negative capital account or obligation to restore, contribute or loan capital.

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IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

INDEMNITOR:

BORROWER:

CHAPEL DRIVE EAST, LLC, a Delaware limited liability company

By:	/s/ Jason Pollack
Name:	Jason Pollack
Title:	Authorized Signatory

PRINCIPAL:

By:	/s/ Jason Pollack
Name:	Jason Pollack
Title:	An individual

PRINCIPAL:

By:	/s/ Frank Dellaglio
Name:	Frank Dellaglio
Title:	An individual

ACRES REALTY FUNDING, INC., a Delaware corporation

By:	/s/ Jaclyn Jesberger
Name:	Jaclyn Jesberger
Title:	Vice President

EXHIBIT A

Legal Description

A TRACT OF LAND LOCATED IN SECTION 35, TOWNSHIP 1 NORTH, RANGE 1 WEST, LEON COUNTY, FLORIDA, AND BEING WITHIN THE LANDS AS DESCRIBED IN OFFICIAL RECORD BOOK 2996, PAGE 2055 OF THE PUBLIC RECORDS OF LEON COUNTY, FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT AN OLD CONCRETE MONUMENT MARKING THE SOUTHEAST CORNER OF THE NORTHWEST QUARTER OF THE NORTHWEST QUARTER OF SECTION 35, TOWNSHIP 1 NORTH, RANGE 1 WEST, LEON COUNTY, FLORIDA; THENCE RUN NORTH 89 DEGREES 51 MINUTES WEST ALONG THE SOUTH BOUNDARY OF THE NORTHWEST QUARTER OF THE NORTHWEST QUARTER OF SAID SECTION 35, 774.60 FEET TO A CONCRETE MONUMENT; THENCE NORTH 00 DEGREES 04 MINUTES EAST, 198.00 FEET; THENCE SOUTH 89 DEGREES 53 MINUTES 39 SECONDS EAST, 110.00 FEET; THENCE NORTH 00 DEGREES 04 MINUTES EAST, 172.56 FEET; THENCE NORTH 89 DEGREES 42 MINUTES 38 SECONDS WEST, 242.51 FEET TO AN IRON REBAR WITH CAP TO THE SOUTHEAST CORNER OF LANDS DESCRIBED IN OFFICIAL RECORD BOOK 2996, PAGE 2055, OF THE PUBLIC RECORDS OF LEON COUNTY, FLORIDA, AND THE POINT OF BEGINNING. FROM SAID POINT OF BEGINNING RUN THENCE NORTH 89 DEGREES 49 MINUTES 18 SECONDS WEST ALONG THE SOUTH BOUNDARY OF SAID LANDS, 216.07 FEET TO THE EASTERLY BOUNDARY OF CHAPEL DRIVE (60 FOOT WIDE); THENCE NORTH 00 DEGREES 19 MINUTES 00 SECONDS WEST ALONG SAID EASTERLY BOUNDARY 542.51 FEET TO THE SOUTHERLY BOUNDARY OF CALL STREET AS DESCRIBED IN OFFICIAL RECORD BOOK 1875, PAGE 759 PUBLIC RECORDS OF LEON COUNTY, FLORIDA; THENCE ALONG SAID SOUTHERLY RIGHT-OF-WAY BOUNDARY AS FOLLOWS: SOUTH 68 DEGREES 45 MINUTES 47 SECONDS EAST, 54.77 FEET; THENCE NORTH 20 DEGREES 39 MINUTES 03 SECONDS EAST, 1.91 FEET; THENCE SOUTH 68 DEGREES 38 MINUTES 23 SECONDS EAST, 176.25 FEET; THENCE LEAVING SAID SOUTHERLY RIGHT-OF-WAY BOUNDARY RUN SOUTH 00 DEGREES 23 MINUTES 52 SECONDS EAST, 460.94 FEET TO THE POINT OF BEGINNING.

FOR INFORMATIONAL USE ONLY:

The Leon County, Florida Property Appraiser tax parcel identification numbers for the above-described land are: 21-34-81-000-002-0 and 21-34-81-000-214-1